For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces Second Quarter 2020 Results
Cash Burn Significantly Better than Expected, Liquidity Runway of 41 Months

WEST PALM BEACH, Fla., August 5, 2020—Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the second quarter ended June 30, 2020.

Second Quarter 2020 Operating Results

•Portfolio Revenue per Available Room (RevPAR) – Declined 77 percent to $33, compared to the 2019 second quarter. Average daily rate (ADR) decreased 43 percent to $98, and occupancy dropped 59 percent to 34 percent.
•Net income (loss) – Declined $36.7 million to a loss of $(27.2) million for the 2020 second quarter compared to the 2019 second quarter. Net loss per diluted share was $0.57 versus net income per diluted share of $0.20 last year.
•Adjusted EBITDA – Decreased $42.0 million to $(3.3) million.
•Adjusted FFO – Declined $40.1 million to $(12.4) million. Adjusted FFO per diluted share was $(0.26), compared to $0.58 in the 2019 second quarter.

The following chart summarizes the consolidated financial results for the three and six months ended June 30, 2020 and 2019 based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$(27.2)	$9.5	$(55.3)	$11.2
Diluted net income (loss) per common share	$(0.57)	$0.20	$(1.16)	$0.23
GOP Margin	18.8%	48.9%	33.2%	46.5%
Hotel EBITDA Margin	(11.6)%	41.7%	17.9%	38.8%
Adjusted EBITDA	$(3.3)	$38.7	$13.2	$65.7
AFFO	$(12.4)	$27.7	$(6.2)	$43.8
AFFO per diluted share	$(0.26)	$0.58	$(0.13)	$0.93
Dividends per share	$0.00	$0.33	$0.22	$0.66

The below chart summarizes key hotel financial statistics for the 40 comparable operating hotels owned as of June 30, 2020 (does not include two hotels sold in the 2019 second quarter):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
RevPAR	$33.2	$143.3	$64.4	$132.9
ADR	$98.2	$172.0	$133.6	$166.7
Occupancy	33.8%	83.3%	48.2%	79.7%
GOP Margin	18.8%	49.2%	33.2%	46.8%
Hotel EBITDA Margin	(11.6)%	42.0%	17.9%	39.1%

2020 RevPAR performance for Chatham’s six largest markets include:

•Silicon Valley RevPAR declined 80.7 percent to $38.
•RevPAR at its two San Diego hotels decreased 68.9 percent to $52.
•Washington, D.C. RevPAR weakened 82.4 percent to $33.
•RevPAR at its three coastal hotels in Maine and New Hampshire fell 84.1 percent to $25.
•At its four Houston hotels, RevPAR dropped 81.1 percent to $18.
•Two Los Angeles-area hotels experienced a 72.7 percent RevPAR decline to $44.

COVID-19 Hotel Operations Update

The below chart summarizes monthly RevPAR statistics by month for the company’s 40 comparable hotels:

	April	May	June	July
Occupancy - 2020	23.7%	33.8%	43.8%	48%
ADR – 2020	$100.5	$91.4	$102.4	$108
RevPAR – 2020	$23.8	$30.9	$44.8	$52
RevPAR – 2019	$137.9	$139.9	$152.2	$154.9
% Change in RevPAR	(82.7)%	(77.9)%	(71.0)%	(67)%
RevPAR Index	153	144	144	~ 141

Over 70 percent of Chatham’s 2019 hotel EBITDA was generated from extended-stay brands, with Residence Inn and Homewood Suites comprising approximately 66 percent of its hotel EBITDA. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT. Additionally, more than 96 percent of Chatham’s rooms are characterized as limited-service rooms, the highest percentage among public lodging REITs. Second quarter occupancy, ADR and RevPAR for each of the company’s major brands is presented below (number of hotels in parentheses):

	Residence Inn (17)	Homewood Suites (7)	Courtyard (5)	Hilton Garden Inn (4)	Hampton Inns (3)
Occupancy - 2020	43.7%	35.9%	18.1%	20.3%	30.0%
ADR – 2020	$106.9	$79.3	$87.7	$102.2	$89.1
RevPAR – 2020	$46.7	$28.4	$15.9	$20.7	$26.7
RevPAR – 2019	$164.7	$121.0	$95.3	$153.8	$131.2
% Change in RevPAR	(71.6)%	(76.5)%	(83.3)%	(86.5)%	(79.6%)

“From the outset of the pandemic, we successfully secured unique sources of demand through exhaustive s“From the outset of the pandemic, we successfully secured unique sources of demand through exhaustive sales and revenue sourcing efforts and certainly believe we are benefitting from the concentration of extended-stay rooms in our portfolio,” commented Jeffrey H. Fisher, Chatham’s president and chief executive officer. “Even as hotels have reopened over the last few months, we have sustained our outstanding RevPAR market share gains with an average RevPAR index during the second quarter of 145 compared to our 2019 RevPAR index of 118. By keeping all hotels open, we were able to book meaningful revenue and provide rooms to important long-term customers. Fortunately, we have been able to leverage those wins to capture more of the oncoming demand which allows us to better bridge the gap to recovery.”

Chatham and Island Hospitality have taken dramatic actions at its hotels to aggressively reduce operating costs, including:

•Laid off or furloughed almost 70 percent of its employees beginning in mid-March. As of June 30, 2020, almost 60 percent of workers are laid off or furloughed.
•Reduced service levels at hotels (less frequent room cleaning, reduced or eliminated breakfast offerings and hospitality hours, etc.).
•Reduced staffing at low occupancy hotels to absolute minimum levels.
•Consolidated key operations of nearby hotels (Silicon Valley, Houston Medical Center, Houston West University, Dallas, Denver and Summerville) to gain greater economies of scale.
•Lowered hotel level employee compensation in certain hotels and positions.
•Focused efforts on reducing day-to-day operating expenses with respect to utility usage, service contracts and other costs.

The below chart summarizes key hotel operating performance measures per month during the 2020 second quarter and for the three months ended June 30, 2020. Gross operating profit is calculated as Hotel EBITDA plus property taxes and insurance (in millions except for RevPAR):

	April	May	June	Q2 2020
RevPAR – 2020	$23.8	$30.9	$44.8	$33.2
Gross operating profit	$(0.3)	$1.2	$2.7	$3.6
Hotel EBITDA	$(2.3)	$(0.8)	$0.8	$(2.3)

“We have long touted the exceptional attributes of our portfolio, high quality, high margin hotels predominantly comprised of upscale extended-stay hotels in sought after markets that enable us to drive higher profits during periods of growth and to diversify our customer base during downturns. This enables us to maximize revenue and operate profitably at lower operating levels,” Fisher emphasized. “Additionally, we have been able to keep all hotels open during the pandemic and minimize cash burn which will better insulate us through this unprecedented period of weak demand. On a relative basis, I am very pleased with our performance during the second quarter and feel confident that our operating results will outperform most of our lodging REIT peers in 2020.

“Given our portfolio attributes, we believe that we will return to 2019 revenue levels sooner than most of our lodging REIT peers. Furthermore, we are confident that once performance stabilizes, the operating model will be more profitable due to the implementation of more efficient housekeeping standards and less costly complimentary food and beverage programs,” Fisher concluded.

COVID-19 Corporate Update

Chatham has taken aggressive corporate actions to mitigate the operating and financial impact of the COVID-19 (coronavirus) pandemic. Some of the major steps include:

•Suspended its monthly dividend entirely, preserving approximately $5.3 million per month and approximately $64 million on an annualized basis.
•Amended its credit facility on May 6, 2020 to provide covenant relief and full access to its entire $250 million capacity.
•Chatham currently has 6 unencumbered hotels available as collateral to source additional liquidity.
•Reduced its 2020 capital expenditures budget by approximately $10 million or 45 percent.
•Negotiated three-month deferral of interest, principal amortization and capital expenditure reserve contributions for its Residence Inn New Rochelle mortgage loan.
•Temporarily reduced compensation for its executive officers and employees. Fisher and Dennis Craven, executive vice president and chief operating officer, have both volunteered to reduce their salaries by 50 percent. Jeremy Wegner, chief financial officer, and all other corporate employees have temporarily reduced their salary by 25 percent.
◦Reduced corporate staffing by approximately 23 percent.
◦Including temporary compensation reductions and reduced staffing, Chatham has reduced salary costs for employees by 48 percent.
•Lessened compensation for its Board of Trustees who voluntarily agreed to temporarily reduce their proposed 2020 base compensation by approximately 25 percent.

The below chart summarizes key financial performance measures for the three months ended June 30, 2020. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization (approximately $2.3 million per quarter and $9.1 million in 2020) on its secured debt. Cash used before CAPEX is calculated as Corporate EBITDA less debt service. Chatham expects to spend approximately $4 million on capital expenditures for the last six months of 2020. Amounts are in millions, except RevPAR.

	April	May	June	Q2 2020
RevPAR – 2020	$23.8	$30.9	$44.8	$33.2
Hotel EBITDA	$(2.3)	$(0.8)	$0.8	$(2.3)
Corporate EBITDA	$(2.7)	$(1.2)	$0.3	$(3.6)
Debt service	$(3.1)	$(3.0)	$(3.1)	$(9.2)
Cash used before CAPEX	$(5.8)	$(4.2)	$(2.8)	$(12.8)

Chatham has estimated liquidity of $114 million including cash of approximately of $37 million as of June 30, 2020 and remaining borrowing capacity on the credit facility of $77 million. Based on cash used before capital expenditures of $2.8 million in June 2020 and making the assumption that there are no meaningful changes from June operating levels, the company would have approximately 41 months of liquidity remaining, providing liquidity through the end of 2023.

“Together, our teams at Chatham and Island Hospitality have the best-in-class operating platform that has enabled us to aggressively cut operating costs to minimize the adverse effects caused by the dramatic drop in revenue,” commented Dennis Craven, Chatham’s chief operating officer. “We are thankful to have this platform that enables us to move effectively and quickly. As a result, we have significantly outperformed our previous breakeven GOP and hotel EBITDA expectations which adds significant liquidity for long-

term security. Three months ago, we estimated that we would need RevPAR of approximately $90 to be breakeven on a cash basis after debt service and before capital expenditures, but our current estimate is we would only need RevPAR of approximately $75, or 17 percent lower than previously estimated.

“We have taken meaningful short-term measures to protect long-term value for our shareholders, preserving as much cash flow as possible and making additional liquidity available should the need arise if the recovery is slower than expected,” Craven stated.

Hotel Investments

During the 2020 second quarter, the company continued its renovations of the Residence Inn in Anaheim, Calif., and the Residence Inn in New Rochelle, New York with expected completion in the third quarter. All remaining renovations planned to commence later in 2020 have been deferred until at least 2021.

Other than the Warner Center development, the company also has suspended all remaining capital projects, other than projects required by local fire and life safety regulations or expenditures for emergency purposes. Capital expenditures for the remainder of the year are estimated to be $4.0 million, excluding any spending related to the Warner Center development.

Hotel Under Development & Construction Loan Executed

Chatham is developing and constructing a hotel in the Warner Center submarket of Los Angeles, Calif., on a parcel of land owned by the company. The company expects the total development costs to be approximately $70 million, inclusive of land of $6.6 million. Including land, the company has incurred costs to date of approximately $30.5 million. The company self-mandated a slowing of the development activity due to restrictions related to COVID-19.

In early August, the company closed on a $40.0 million construction loan with an affiliate of Mack Real Estate Credit Strategies, L.P. The four-year loan carries an interest rate of LIBOR plus 750 basis points (subject to minimum LIBOR of 25 basis points) and is interest-only for the entirety of the loan. The interest rate spread reduces to 600 basis points once the debt yield is equal to or exceeds nine percent. The loan is guaranteed by Chatham Lodging L.P.

“Closing this construction loan allows us to move forward immediately with the continued development of this hotel while further solidifying our capital structure and permitting us to complete this development without using available liquidity under our credit facility,” stated Jeremy Wegner, Chatham’s chief financial officer. “With an expected completion in early 2022, we expect this hotel to ramp-up quickly and provide meaningful hotel EBITDA in 2022 and beyond.”

Capital Markets & Capital Structure

On May 6, 2020, Chatham amended its credit facility. Key terms of the amendment, which are applicable during the waiver period, are as follows:

•Waiver of key financial covenants through March 31, 2021.
•Allows for full utilization of entire $250 million credit facility.
•Applicable margin on borrowings set at LIBOR plus 250 basis points if borrowings on the credit facility are under $200 million and LIBOR plus 300 basis points if borrowings are over $200 million. LIBOR floor is set at 50 basis points.
◦The applicable margin was set to increase to 225 basis points.
•Equity pledges on the 18 borrowing base assets.

•Must maintain minimum liquidity of $25 million whether in cash or available capacity under the credit facility.
•Certain limitations on the incurrence of additional indebtedness.
•Common share dividends are allowed but limited to 100 percent of REIT taxable income, and any dividends paid would include a cash component no greater than the minimum percentage allowed under the Internal Revenue Code.

As of June 30, 2020, the company had net debt of $628.5 million (total consolidated debt less unrestricted cash). Total debt outstanding was $665.4 million at an average interest rate of 4.3 percent, comprised of $492.4 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent and $173.0 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 3.1 percent interest rate.

Chatham’s leverage ratio was approximately 36.6 percent on June 30, 2020, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed-rate debt is February 2024, with the earliest maturity in 2021.

On a pro forma basis as of June 30, 2020, assuming the $250 million facility is fully drawn plus $492 million of outstanding secured debt, the company’s pro forma leverage would be 41 percent based on the ratio of the company’s pro forma net debt to hotel investments at cost. Excluding the Inland joint venture, Chatham’s pro forma 2019 net debt to EBITDA ratio would decrease to 5.4x compared to 5.7x. Additionally, Chatham has six unencumbered hotels with a total aggregate investment of $276 million as of June 30, 2020.

Joint Venture Investments

RevPAR for the two joint ventures was down approximately 72 percent in the 2020 second quarter and Chatham received no distributions from its joint venture investments during the quarter.

In the 2020 first quarter, Chatham recorded a $15.3 million impairment on its investment in the Inland joint venture. That investment is fully impaired. Chatham’s financial results no longer include its share of equity income or EBITDA from the Inland joint venture.

The Inland joint venture did not make any debt service payments during the 2020 second quarter. In July, the special servicer commenced the appointment of a receiver for the Inland portfolio. Colony and Chatham are fully cooperating with the receiver on the transition.

During the 2020 second quarter, the Innkeepers joint venture contributed Adjusted EBITDA and Adjusted FFO of approximately $0.2 million and $(0.6) million, respectively, compared to 2019 second quarter Adjusted EBITDA and FFO of approximately $4.9 million and $2.3 million, respectively.

The Innkeepers joint venture is in active negotiations with the servicer on its portfolio to seek various forms of relief, including interest forbearance. In April and May, only debt service on the senior loan was made using funds available in its capital expenditure reserve account.

The debt of the joint ventures is non-recourse to Chatham except for customary non-recourse carveout provisions such as fraud, material and intentional misrepresentations and misapplication of funds. Defaults under the joint venture debt do not trigger cross-defaults under any Chatham debt.

Dividend

Chatham paid 2020 dividends of $0.22 per common share during the first quarter and has indefinitely suspended its monthly dividend. Although not expected, any dividend required for Chatham to maintain its REIT status for 2020 will be declared in the 2020 fourth quarter and paid in January 2021. Pursuant to its amended credit facility, any dividends paid would include a cash component no greater than the minimum percentage allowed under the Internal Revenue Code.

Earnings Call

The company will hold its second quarter 2020 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://chathamlodgingtrust.com/, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Wednesday, August 12, 2020, by dialing 1-844-512-2921, reference number 13706903. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. At June, 30, 2020, The company owns interests in 134 hotels totaling 18,442 rooms/suites, comprised of 40 properties it wholly owns with an aggregate of 6,092 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 94 hotels with an aggregate of 12,350 rooms/suites. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

One of the most significant factors, however, is the ongoing impact of the current outbreak of the COVID-19 pandemic on the United States, regional and global economies, the broader financial markets, our customers and employees, governmental responses thereto and the operation changes we have and may implement in response thereto. The current outbreak of the COVID-19 pandemic has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of the COVID-19 pandemic at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments' efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a second-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets:
Investment in hotel properties, net	$1,328,717	$1,347,116
Investment in hotel properties under development	30,546	20,496
Cash and cash equivalents	36,883	6,620
Restricted cash	8,863	13,562
Investment in unconsolidated real estate entities	—	17,969
Right of use asset, net	20,959	21,270
Hotel receivables (net of allowance for doubtful accounts of $355 and $451, respectively)	2,251	4,626
Deferred costs, net	4,495	4,271
Prepaid expenses and other assets	4,612	2,615
Deferred tax asset, net	29	29
Total assets	$1,437,355	$1,438,574
Liabilities and Equity:
Mortgage debt, net	$491,175	$495,465
Revolving credit facility	173,000	90,000
Accounts payable and accrued expenses	19,306	33,012
Distributions and losses in excess of investments in unconsolidated real estate entities	17,778	15,214
Lease liability, net	23,483	23,717
Distributions payable	469	6,142
Total liabilities	725,211	663,550
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at June 30, 2020 and December 31, 2019	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 46,965,827 and 46,928,445 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	470	469
Additional paid-in capital	905,977	904,273
Accumulated deficit	(207,306)	(142,365)
Total shareholders’ equity	699,141	762,377
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	13,003	12,647
Total equity	712,144	775,024
Total liabilities and equity	$1,437,355	$1,438,574

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue:
Room	$18,389	$79,970	$71,437	$148,055
Food and beverage	117	2,535	2,180	4,962
Other	873	3,934	4,391	7,610
Reimbursable costs from unconsolidated real estate entities	794	1,435	2,374	2,926
Total revenue	20,173	87,874	80,382	163,553
Expenses:
Hotel operating expenses:
Room	4,517	16,372	17,912	31,942
Food and beverage	128	2,120	2,018	4,129
Telephone	351	410	730	843
Other hotel operating	182	971	992	1,910
General and administrative	3,360	6,574	8,636	12,741
Franchise and marketing fees	1,636	6,984	6,356	12,916
Advertising and promotions	854	1,485	2,364	3,018
Utilities	1,863	2,525	4,378	5,275
Repairs and maintenance	1,640	3,431	5,101	7,042
Management fees	848	2,892	2,872	5,436
Insurance	361	365	721	702
Total hotel operating expenses	15,740	44,129	52,080	85,954
Depreciation and amortization	13,667	12,999	26,729	25,771
Impairment loss on investment in unconsolidated real estate entities	—	—	15,282	—
Property taxes, ground rent and insurance	5,892	6,242	11,990	12,409
General and administrative	2,487	3,611	5,252	7,125
Other charges	215	25	2,984	42
Reimbursable costs from unconsolidated real estate entities	794	1,435	2,374	2,926
Total operating expenses	38,795	68,441	116,691	134,227
Operating (loss) income before gain (loss) on sale of hotel property	(18,622)	19,433	(36,309)	29,326
Gain (loss) on sale of hotel property	2	(3,300)	3	(3,300)
Operating (loss) income	(18,620)	16,133	(36,306)	26,026
Interest and other income	39	66	120	121
Interest expense, including amortization of deferred fees	(7,034)	(7,131)	(13,867)	(14,328)
(Loss) income from unconsolidated real estate entities	(1,578)	457	(5,251)	(666)
(Loss) income before income tax expense	(27,193)	9,525	(55,304)	11,153
Income tax expense	—	—	—	—
Net (loss) income	(27,193)	9,525	(55,304)	11,153
Net (loss) income attributable to noncontrolling interests	366	(88)	694	(103)
Net (loss) income attributable to common shareholders	$(26,827)	$9,437	$(54,610)	$11,050

(Loss) income per Common Share - Basic:
Net income attributable to common shareholders	$(0.57)	$0.20	$(1.16)	$0.23
(Loss) income per Common Share - Diluted:
Net income attributable to common shareholders	$(0.57)	$0.20	$(1.16)	$0.23
Weighted average number of common shares outstanding:
Basic	46,960,289	46,760,016	46,954,411	46,658,973
Diluted	46,960,289	46,976,999	46,954,411	46,855,916
Distributions declared per common share:	$—	$0.33	$0.22	$0.66

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Funds From Operations (“FFO”):
Net (loss) income	$(27,193)	$9,525	$(55,304)	$11,153
(Gain) loss on sale of hotel property	(2)	3,300	(3)	3,300
(Gain) loss on sale of assets within the unconsolidated real estate entities	(7)	—	1	—
Depreciation	13,606	12,937	26,607	25,647
Impairment loss on investment in unconsolidated real estate entities	—	—	15,282	—
Impairment loss from unconsolidated real estate entities	—	—	1,388	—
Adjustments for unconsolidated real estate entity items	937	1,881	2,863	3,700
FFO attributable to common share and unit holders	(12,659)	27,643	(9,166)	43,800
Other charges	215	25	2,984	42
Adjustments for unconsolidated real estate entity items	5	5	5	5
Adjusted FFO attributable to common share and unit holders	$(12,439)	$27,673	$(6,177)	$43,847
Weighted average number of common shares and units
Basic	47,676,905	47,222,414	47,586,456	47,095,412
Diluted	47,676,905	47,439,397	47,586,456	47,292,355

	For the three months ended		For the six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net (loss) income	$(27,193)	$9,525	$(55,304)	$11,153
Interest expense	7,034	7,131	13,867	14,328
Depreciation and amortization	13,667	12,999	26,729	25,771
Adjustments for unconsolidated real estate entity items	1,828	4,418	5,901	8,773
EBITDA	(4,664)	34,073	(8,807)	60,025
Impairment loss on investment in unconsolidated real estate entities	—	—	15,282	—
Impairment loss from unconsolidated real estate entities	—	—	1,388	—
(Gain) loss on sale of hotel property	(2)	3,300	(3)	3,300
(Gain) loss on the sale of assets within unconsolidated real estate entities	(7)	—	1	—
EBITDAre	(4,673)	37,373	7,861	63,325
Other charges	215	25	2,984	42
Adjustments for unconsolidated real estate entity items	5	18	7	20
Share based compensation	1,145	1,238	2,350	2,297
Adjusted EBITDA	$(3,308)	$38,654	$13,202	$65,684

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the six months ended
		June 30,		June 30,
		2020	2019	2020	2019

Net (loss) income		$(27,193)	$9,525	$(55,304)	$11,153
Add:	Interest expense	7,034	7,131	13,867	14,328
	Depreciation and amortization	13,667	12,999	26,729	25,771
	Corporate general and administrative	2,487	3,611	5,252	7,125
	Other charges	215	25	2984	42
	Loss from unconsolidated real estate entities	1,578	—	5,251	666
	Impairment loss on investment in unconsolidated real estate entities	—	—	15,282	—
	Loss on sale of hotel property	—	3,300	—	3,300
Less:	Interest and other income	(39)	(66)	(120)	(121)
	Gain on sale of hotel property	(2)	—	(3)	—
	Income from unconsolidated real estate entities	—	(457)	—	—
	Adjusted Hotel EBITDA	$(2,253)	$36,068	$13,938	$62,264